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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 2014 (except for Note 19, as to which the date is April 2, 2014 and Note 2, as to which the date is April 25, 2014), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-194150) and the related Prospectus of Radius Health, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP
Boston, Massachusetts April 25, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM